UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2018

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 3.02         Unregistered Sales of Equity Securities

On August 2, 2018, Nutanix, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Mainframe2, Inc., a Delaware corporation (“Frame”).  Frame provides a cloud-based Windows desktop and application delivery service.  Following the acquisition, Frame will be a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, upon consummation of the acquisition and subject to certain purchase price adjustments, in exchange for all outstanding shares of Frame capital stock, warrants and other rights to acquire or receive capital stock of Frame, including all vested stock options of Frame (“Vested Options”), the Company expects to pay approximately $165 million (as finally adjusted in accordance with the Merger Agreement, the “Purchase Price”) to Frame’s securityholders.  The Purchase Price is payable in a mix of cash and shares of the Company’s Class A common stock (“Company Common Stock”), with (i) holders of Vested Options receiving 100% of their consideration in cash, (ii) holders of Frame capital stock and warrants (collectively, “Capital Stock”) who are not accredited investors (“Unaccredited Investors”) receiving 100% of their consideration in cash, and (iii) holders of Frame Capital Stock who are accredited investors (“Accredited Investors”) receiving their consideration in a mix of cash and shares of Company Common Stock, with between 82% and 100% of such consideration (the “Stock Allocation”) payable in shares of Company Common Stock and the remainder, if any, payable in cash. The final Stock Allocation will be determined based on (i) the mix of Unaccredited Investors and Accredited Investors (the “Accredited Investor Mix”)  on the day that the acquisition closes (the “Closing Date”), and (ii) after accounting for the Accredited Investor Mix, the Stock Allocation required so that the acquisition qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code (a “Tax Free Reorganization”).  Subject to a capped adjustment in accordance with the Merger Agreement if such adjustment is necessary so that the acquisition qualifies as a Tax Free Reorganization, the aggregate number of shares of Company Common Stock to be issued to Accredited Investors will be determined based on the volume-weighted average closing sale price of Company Common Stock as reported on the NASDAQ Exchange for the forty-five (45) consecutive trading days ending on (and including) the date that is two (2) trading days immediately preceding the Closing Date.  The acquisition is currently expected to close in August 2018.  If the Closing Date had occurred on August 1, 2018, based on current information regarding the Accredited Investor Mix and reasonable assumptions regarding the adjustments required so that the acquisition qualifies as a Tax Free Reorganization, the Company would have issued approximately 2.4 million shares of Company Common Stock.  The foregoing is an estimate and is subject to change.

Certain portions of the Purchase Price (both cash and shares of Company Common Stock) will be held in escrow to secure potential adjustments to the Purchase Price and the indemnification obligations of certain Frame securityholders.  In addition, certain portions of the Purchase Price (both cash and shares of Company Common Stock) otherwise payable to certain key employees of Frame (“Holdback Employees”) as consideration for the acquisition are further subject to holdback by the Company, to be released in certain tranches over the three-year period following the Closing Date, subject to the applicable Holdback Employee continuing to provide services to the Company or one of its affiliates. The issuance of shares of Company Common Stock pursuant to the Merger Agreement will be made solely to accredited investors, and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, or in reliance on Regulation S promulgated under the Securities Act, and the exemption from qualification under applicable state securities laws.  Under the terms of the Merger Agreement and a related Registration Rights Agreement, the Company granted the Accredited Investors certain registration rights with respect to the shares of Company Common Stock to be issued to the Accredited Investors in connection with the acquisition (the “Registrable Securities”). As a result, the Company expects to file a Registration Statement on Form S-3 covering the resale of the Registrable Securities following the date that the Company files its Annual Report on Form 10-K for its fiscal year ended July 31, 2018.  A copy of the Registration Rights Agreement will be filed as an exhibit to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission.

Item 8.01         Other Events

On August 2, 2018, the Company issued a press release announcing that it entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Section 8.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 2, 2018, regarding signing of Merger Agreement with Mainframe2, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date:	August 2, 2018	By:	/s/ Kenneth W. Long III
Kenneth W. Long III
VP, Corporate Controller and Chief
Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 2, 2018, regarding signing of Merger Agreement with Mainframe2, Inc.